EQUITABLE

Equitable Financial Life Insurance Company

STRUCTURED CAPITAL STRATEGIES® PLUS ADV

Application for an Individual Variable and Index Linked Deferred Annuity

Regular Mail:
Equitable
Retirement Service Solutions
PO Box 1424
Charlotte, NC 28201-1424

Express Mail:
Equitable
Retirement Service Solutions
8501 IBM Dr
Ste 150-IR
Charlotte NC 28262

For Assistance, please call 800-338-3434
www.equitable.com

Equitable Advisors, LLC

PLEASE PRINT

REQUIRED

1. Contract Series and Type

A. Contract Series ☑ **Series ADV ($25,000 minimum contribution)**

B. Choose a Contract Type.

☐ Non-Qualified
☐ Traditional IRA
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plan Defined Contribution (DC)
☐ Qualified Plan Defined Benefit (DB)
☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)
☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)
☐ Inherited NQ (1035 Exchange of Decedent NQ)
☐ Non-Spousal Beneficiary of QP (Direct Rollover to an Inherited IRA BCO)
☐ Non-Spousal Beneficiary of QP (Direct Rollover to an Inherited Roth IRA BCO)

REQUIRED

2. Total Initial Contribution(s)

Initial Contribution $__________________ (Minimum: $25,000) **Estimated Value Required In Case of Transfer**

Specify Method(s) of Payment:

☐ Check or Wire (make check payable to: Equitable)
☐ 1035 Exchange (NQ, Inherited NQ)
☐ CD or Mutual Funds Proceeds (NQ)
☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
☐ Financial Professional/Client will request funds (Equitable's assistance in collecting funds not required.) (IRA or Roth IRA)
☐ Rollover (IRA, Roth IRA or SEP IRA)
☐ IRA Regular Contribution for the year 20__ (IRA or Roth IRA)
☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO)
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited Roth IRA BCO)

REQUIRED

3. Account Registration (Must be a legal resident of U.S. or U.S. territories)

(Check one)

☐ **Individual** ☐ **UGMA/UTMA** (Child's SSN __________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ **Trust** ☐ **Qualified Plan Trust (DC/DB)** ☐ **Other Non-Natural Owner**

☐ **Beneficiary of Deceased IRA Owner** ☐ **Non-Spousal Beneficiary of Deceased QP Participant**

A. Owner

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ____________ **Daytime Phone #** ____________

Owner Name ____________________________________
(First) **(Middle Initial)** **(Last)**

Employer Name (for SEP IRA contracts only) __________________

Owner Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **EIN** ☐ **ITIN** __________________

Home Office: 1290 Avenue of the Americas, New York, NY 10104
X04524_National
2021 SCS App 01 PL ADV
Equitable Advisors, LLC
Cat. No. 162935
Structured Capital Strategies® PLUS ADV
Page 1 of 8

Structured Capital Strategies® PLUS ADV 2021 SCS App 01 PL ADV Page 2 of 8 X04524_National 3. Account Registration (cont’d) A. Owner (cont’d) U.S. Primary Resident Address only – No P.O. Box City State Zip Code If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 12. Email Address B. PATRIOT Act Information Owner must complete this section. If the owner is not an individual, the annuitant must complete this section. U.S. Citizen Yes No If yes, check one: Valid Driver’s License Passport State Issued ID If no, check either: U.S. Visa (Complete below) or Permanent Resident (Green Card) (Copy of document required) Identification/Passport # Exp. Date U.S. Visa Type (if applicable) Your Employer’s Name Your Occupation C. Joint Owner (Must be a legal resident of U.S. or U.S. territories) NQ Only Male Female Date of Birth (MM/DD/YYYY) Daytime Phone # Name (First) (Middle Initial) (Last) Relationship to Owner (Check one) Spouse Other Taxpayer Identification Number (Check one) SSN ITIN U.S. Primary Resident Address only – No P.O. Box City State Zip Code Email Address Joint Owner Form of Identification (Check one) Valid Driver’s License Passport State Issued ID Identification Number Exp. Date (MM/DD/YYYY) D. Annuitant (Required if other than Owner.) Annuitant must complete the PATRIOT Act Information section 3B on the previous page if the owner is NOT an individual. Male Female Date of Birth (MM/DD/YYYY) Daytime Phone # Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one) SSN ITIN U.S. Primary Residential Address only – No P.O. Box City State Zip Code E. Joint Annuitant Male Female Date of Birth (MM/DD/YYYY) Daytime Phone # Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Check one) SSN ITIN U.S. Primary Residential Address only – No P.O. Box City State Zip Code Required Required Only complete this section if this is a NQ 1035 Exchange of a contract with existing joint annuitants who are spouses.

R E Q U I R E D

4. Beneficiary(ies) (Please use Special Instructions Section for Additional Beneficiaries.)

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ____________________ ____% ____________________
Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ____________________ ____________________
Date of Birth (MM/DD/YYYY)

____________________ ____________________
Address — Phone #

2. ____________________ ____% ____________________
Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ____________________ ____________________
Date of Birth (MM/DD/YYYY)

____________________ ____________________
Address — Phone #

B. Contingent

1. ____________________ ____% ____________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ____________________ ____________________
Date of Birth (MM/DD/YYYY)

____________________ ____________________
Address — Phone #

2. ____________________ ____% ____________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ____________________ ____________________
Date of Birth (MM/DD/YYYY)

____________________ ____________________
Address — Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

5. Death Benefit Election Optional

This optional rider is purchased for an additional charge. You should read the prospectus and any applicable supplements, as well as the disclosure on page 7 of this application for more complete information including restrictions, charges and other information that applies to this feature before making a selection.

• Return of Premium Death Benefit is declined unless you check the box below.

☐ Return of Premium Death Benefit (Owner/Joint Owners issue ages **0–75** only. Not available for non-spousal Joint Owners and a Non-Natural Owner with Joint Annuitants.)

6. Segment Performance Cap Rate Hold

R E Q U I R E D

This option may only be elected at the time of application. You should read the prospectus, disclosure below and on page 6 and applicable supplements for more complete information including the limitations, restrictions and other information that apply to this option before making an election.

☐ **Yes, I wish to elect the Segment Performance Cap Rate Hold** and invest in segments based on the rates as of the Application Received Date. The rates will be applied to all segments starting on or before the Rate Hold Expiration Date, which is the segment start date on or immediately following 30 days after the Application Received Date.

OR

☐ **No, I do not wish to elect the Segment Performance Cap Rate Hold** and I understand that I will be invested in segments based on current rates as of the segment start date.

• I understand that the secured Performance Cap Rate that will be applied to any amount that is invested in a Segment on or before the Rate Hold Expiration Date may be lower than the Performance Cap Rate otherwise in effect on any Segment Start Date during that period, and therefore electing the Segment Performance Cap Rate Hold does not guarantee me a higher Performance Cap Rate than the Performance Cap Rate that would have otherwise been applied to my investment in a Segment had I not elected the Segment Performance Cap Rate Hold.

X04524_National

2021 SCS App 01 PL ADV

Structured Capital Strategies® PLUS ADV
Page 3 of 8

6. Segment Performance Cap Rate Hold (cont'd)

- The Segment Performance Cap Rate Hold does not begin until the Application Received Date, and therefore it is possible that the secured Segment Performance Cap Rate applicable to investment in a Segment may be lower than the Performance Cap Rate in effect on the date that I sign this application.
- Any investment in a Segment that I make after the Rate Hold Expiration Date will not receive the secured Segment Performance Cap Rate. If my application is incomplete when submitted, it may take additional time for my application to be finalized and for certain investment to a Segment to be received by Equitable; in such situations I understand that the Rate Hold Expiration Date is not extended and therefore it may be more likely that those investments in a Segment do not receive the Segment Performance Cap Rate Hold.
- Dollar Cap Averaging in Section 7 is not available if the Segment Performance Cap Rate Hold is elected

7. Dollar Cap Averaging (DCA) Optional (Not available if "Yes" elected for Segment Performance Cap Rate Hold in Section 6)

Check box for one time period. ☐ 3 months ☐ 6 months

By checking one of the two boxes above, I acknowledge that:

- 100% of the initial contribution will be allocated to Dollar Cap Averaging.
- The initial DCA transfer will occur on the Segment Start Date following the contract date, unless the Segment Start Date is the same as the contract date, then the initial transfer will occur on the contract date.
- The initial DCA transfer will be the Segment Start Date (SSD) on or immediately following establishing the DCA program. Each subsequent DCA transfer will occur on the SSD on or immediately following the monthiversary of the initial DCA transfer.
- You must complete Section 8A below. Section 8B is not available if Dollar Cap Averaging is elected.
- The Dollar Cap Averaging account invests in the EQ/Money Market fund.
- The funds will be systematically transferred monthly from the DCA account into Segment Type Holding Accounts and will be transferred to the Segment(s) on the Segment Start Date if all the Segment Participation Requirements are met.

8. Investment Selection

REQUIRED

- You must allocate your initial contribution to the Structured Investment Option in Section 8A and/or the Variable Investment Option in Section 8B.
- All future contributions will be allocated according to the percentages below unless indicated otherwise.
- If you elected Dollar Cap Averaging in Section 7, your initial contribution will be allocated 100% to the Dollar Cap Averaging EQ/Money Market and the Dollar Cap Averaging transfers will be allocated according to your allocation instructions provided below. The initial DCA transfer will occur on the Segment Start Date following the contract date, unless the Segment Start Date is the same as the contract date, then the initial transfer will occur on the contract date.

8A. Structured Investment Option: Segment Selection (Please use whole percentages)

If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Contract are met.

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %
Standard Segments		**Step Up Segments**	
S&P 500 Standard [1] Year -[10]% Buffer	______%	S&P 500 Step Up[1] Year -[10]% Buffer	______%
S&P 500 Standard [1] Year -[15]% Buffer	______%	Russell 2000 Step Up[1]Year -[10]% Buffer	______%
Russell 2000 Standard [1] Year -[10]% Buffer	______%	MSCI EAFE Step Up [1]Year -[10]%Buffer	______%
MSCI EAFE Standard [1] Year -[10]% Buffer	______%	**Annual Lock Segments**	
NASDAQ 100 Standard[1] Year -[10]% Buffer	______%	S&P 500 Annual Lock [6]Year -[10]% Buffer	______%
MSCI EM Standard [1] Year -[10]% Buffer	______%	Russell 2000 Annual Lock[6]Year -[10]% Buffer	______%
EURO STOXX 50 Standard[1]Year -[10]% Buffer	______%	MSCI EAFE Annual Lock[6] Year -[10]% Buffer	______%
		Dual Direction Segments	
S&P 500 Standard [6] Year -[10]% Buffer	______%	S&P 500 Dual Direction[6] Year -[10]% Buffer	______%
S&P 500 Standard [6] Year -[15]% Buffer	______%	S&P 500 Dual Direction [6] Year -[15]% Buffer	______%
S&P 500 Standard [6] Year -[20]% Buffer	______%	S&P 500 Dual Direction [6] Year -[20]% Buffer	______%
Russell 2000 Standard [6]Year -[10]% Buffer	______%	**Enhanced Upside Segments**	
Russell 2000 Standard [6] Year -[15]% Buffer	______%	S&P 500 Enhanced Upside [110]% [6] Yr -[10]% Buffer	______%
Russell 2000 Standard [6] Year -[20]% Buffer	______%	S&P 500 Enhanced Upside [110]% [6] Yr -[15]% Buffer	______%
MSCI EAFE Standard[6] Year -[10]% Buffer	______%	S&P 500 Enhanced Upside [125]% [6] Yr -[10]% Buffer	______%
MSCI EAFE Standard [6] Year -[15]% Buffer	______%	S&P 500 Enhanced Upside [125]% [6] Yr -[15]% Buffer	______%
MSCI EAFE Standard[6] Year -[20]% Buffer	______%		
Nasdaq 100 Standard[6] Year -[10]% Buffer	______%		
Nasdaq 100 Standard[6] Year -[15]% Buffer	______%		
Nasdaq 100 Standard[6]Year -[20]% Buffer	______%		

X04524_National

Structured Capital Strategies® PLUS ADV

2021 SCS App 01 PL ADV

Page 4 of 8

8B. Variable Investment Option

(Please use whole percentages)

EQ/Money Market __________%

8C. Contribution Allocation Total

Structured Investment Option Total _____% + Variable Investment Option Total _____% = 100%

9. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct Equitable to act on such instructions. I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, Equitable will terminate the Financial Professional's ability to provide transfer instructions on your behalf. Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

10. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Financial Professional Response
1. Do you have any other existing life insurance or annuities? *(If yes, a Requirements Questionnaire (which is Equitable's state replacement form) is required even if you answer no for question 2)*	☐ **Yes** ☐ **No**	☐ **Yes** ☐ **No**
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a Requirements Questionnaire, (which is Equitable's state replacement form), if required.)*	☐ **Yes** ☐ **No**	☐ **Yes** ☐ **No**

Please list the contract(s) below that will be used to fund this new Equitable contract

COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.

11. Fraud Warnings

Alabama/Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/District of Columbia/Kentucky/Maine/Tennessee/Washington:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **Vermont:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • **All other states:** Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

12. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

X04524_National

Structured Capital Strategies® PLUS ADV

2021 SCS App 01 PL ADV

Page 5 of 8

13. Electronic Delivery

☐ **I authorize Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]: ______________________________

This authorization will continue unless and until revoked and means that Equitable will send an email or notice to me when documents are available on Equitable's website. Please logon to equitable.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on equitable.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1] Non-natural owners (such as trusts): please provide the email address of the authorized signatory.

14. Signature and Acknowledgements

REQUIRED

GENERAL DISCLOSURE. BY SIGNING BELOW, I / WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- Amounts I allocate to any of the Segment Types will first be allocated to the applicable Segment Type Holding Account, with the exception of (i) maturing Segments for which the allocation instructions on file are to allocate directly to another Segment; or (ii) amounts that I allocate to a Segment Type on a Segment Start Date (and which are received or held by Equitable on the Segment Start Date), which will be allocated directly to the selected Segment.
- Each Segment in the Structured Investment Option provides a rate of return tied to the performance of a specified index. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.
- The Annual Lock Performance Cap Rate does not change during the duration of the Annual Lock Segment. The Annual Lock Segment performance may be different than that of the other segments of similar duration or that track similar indices.
- The Segment Rate of Return for Segments using one Segment Option may differ from Segments using different Segment Options even though the Segments have similar durations and/or track similar indices. In addition, because of the way the Segment Rate of Return is calculated for Step Up and Dual Direction Segments, I understand that in certain circumstances a very small difference in the Index Performance Rate can result in a much larger difference in the Segment Rate of Return for those Segments.
- For Enhanced Upside Segments, the Segment Rate of Return - inclusive of any application of the Enhanced Upside Rate - is always subject to, and thus limited by, the Performance Cap Rate. This means that even if the Index Performance Rate multiplied by the Enhanced Upside Rate is greater than the Performance Cap Rate, the Segment Rate of Return will equal the Performance Cap Rate.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
- In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of Equitable, or to waive or alter any of Equitable's rights and regulations. Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company.
- Structured Capital Strategies® PLUS ADV is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with Equitable and any related products.
- The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Equitable. The Structured Capital Strategies® PLUS ADV contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® PLUS ADV contract.

X04524_National

2021 SCS App 01 PL ADV

Structured Capital Strategies® PLUS ADV
Page 6 of 8

14. Signature and Acknowledgements (cont'd)

REQUIRED

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There is an additional charge if the Return of Premium Death Benefit ("ROP DB") is elected.
- The ROP DB cannot be terminated once it is elected.
- The ROP DB does not provide an Annuity Account Value or Cash Value and cannot be withdrawn.
- If I/We elect the ROP DB, the maximum age I/We may make contributions to the Contract will be through age 75 (or first Contract Date Anniversary if later) of the older of the original Owner or Annuitant.
- Withdrawals under the Contract may reduce my ROP DB.
- The ROP DB may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.
- For jointly owned Contracts, the ROP DB is payable upon the death of the surviving Joint Owner provided the Joint Owners are married at issuance of the contract and continue to be married upon the death of the first Joint Owner.
- If the Joint Owners divorce, Equitable must be notified using a form acceptable to us of the change in marital status and of the designation of the single Owner of the contract before we will remove the joint measuring life. The notice must be signed by both Joint Owners and must be received by Equitable while both Joint Owners are alive in order for the ROP DB to be payable upon the death of the single Owner. I/We understand that if Equitable is not notified using a form acceptable to us before the death of either former spouse and signed by both Joint Owners, then the Cash Value, not the ROP DB, will be payable and the fees for the ROP DB will not be returned.
- If I/We change the Owner of the Contract, the original Owner will remain as the measuring life for the ROP DB. I/We understand that if the new Owner dies before the original Owner, the Cash Value under the Contract is payable. The ROP DB is not payable if the original Owner is still alive at the time of the new Owner's death.

***Prospectus Information*: I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies® PLUS ADV. After reviewing my financial information and goals with my Financial Professional, I believe that this Contract will meet my financial goals.**

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ **Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 877-899-3743, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in Equitable's Electronic Delivery Service.

CONTRACT STATE:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the application was signed (the state of sale) ***or*** ☐ I work or maintain a business in the state where the application was signed (the state of sale). **(Check one)**

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

REQUIRED

X ____
Owner Signature | City, | State | Date (MM/DD/YYYY)

X ____
Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X ____
Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

X ____
Joint Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

2021 SCS App 01 PL ADV
X04524_National
Structured Capital Strategies® PLUS ADV
Page 7 of 8

15. Financial Professional Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ______________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

D. NORTH CAROLINA ONLY: I certify that I have truly and accurately recorded on the application the information provided by the Proposed Owner. ☐ Yes ☐ No

X ______________________________ ELAS

Primary Financial Professional Signature | Social Security Number | Agent Code

______________________ ______ % ______________________

Print Name | Phone Number

____

Client Account Number | Email Address | Agent Location

X ______________________________

Financial Professional Signature | Social Security Number | Agent Code

______________________ ______ % ______________________

Print Name | Phone Number

2021 SCS App 01 PL ADV
X04524_National
Cat. No. 162935
Structured Capital Strategies® PLUS ADV
Page 8 of 8